EXHIBIT 32.1

Certification of Principal Executive Officer,

Principal Financial Officer and Principal Accounting Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Eye On Media Network, Inc., (the "Company") on Form 10-Q for the period ending February 29, 2016 to be filed with the Securities and Exchange Commission on or about the date hereof (the "Report"), I, Jack Namer, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(i)	the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934.

EYE ON MEDIA NETWORK, INC.

Date: April 13, 2016	By:	/s/ Jack Namer
Jack Namer
Principal Executive Officer Principal Financial Officer Principal Accounting Officer